SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C. 20549

                                   FORM 8-K



                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                               November 6, 1995
               ------------------------------------------------
               Date of Report (Date of earliest event reported)


                         NORTHWEST NATURAL GAS COMPANY
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)



         Oregon                   0-994                93-0256722
     --------------            -----------         ------------------
        (State of              (Commission            (IRS Employer
     incorporation)           File Number)         Identification No.)


                 220 NW Second Avenue, Portland, Oregon 97209
                 --------------------------------------------
                   (Address of principal executive offices)


                                (503) 226-4211
              --------------------------------------------------
              Registrant's telephone number, including area code

Item 5.     Other Events
-------     ------------

The following press release was issued by Northwest Natural Gas Company on November 6, 1995:

PORTLAND, ORE. -- The Board of Directors of Northwest Natural Gas Company (Nasdaq National Market: NWNG) announced today that it has selected Richard
G. Reiten to become President and Chief Operating Officer (COO) of the company on March 1, 1996, reporting directly to Robert L. Ridgley, its Chief Executive Officer. Reiten will succeed Ridgley as Chief Executive Officer on January 1, 1997.

Reiten is currently President of Portland General Electric (PGE), the electric utility subsidiary of Portland General Corporation. Reiten will retire from PGE on December 31,1995 and on March 1, 1996, he will join Northwest Natural Gas as President and COO. At that time Ridgley will become Chairman of the Board and continue to serve as CEO until December 31, 1996. Ridgley will continue as Chairman of the Board after his retirement early in 1997.

Tod Hamachek, Chairman of the Committee that recruited Reiten said, "We feel extremely fortunate that we have been able to attract a utility executive of Dick Reiten's caliber to lead this company into the 21st century. He is not just an outstanding executive, he is a community leader who, like Bob Ridgley, has devoted himself throughout the years to serving the City and state."

Reiten, 56, currently serves as President of PGE under Ken Harrison, Portland General Corporation's CEO. "I'm going to miss PGE," Reiten said. "From Ken Harrison down, it is an organization of great people whose talent and hard work have created one of the electric industry's premier companies. I know the years ahead will bring them tremendous success."

In explaining his decision to accept the position with Northwest Natural, Reiten said, "The chance to serve as CEO and President of Northwest Natural, one of the gas industry's top companies, is a challenge I simply could not pass up. It keeps me in the energy industry; it keeps me in the state I love; and it provides me the opportunity to shape the vision and strategic direction of one of the region's most important companies.

"Ridgley said that he was delighted with the selection of Reiten as his successor. "I have worked with Dick for many years in business and civic activities and I know he brings the high values and business vision that will make him a great 'hands on' leader of the employee team at Northwest Natural.

"Reiten was named President of Portland General Corporation in December of 1988. In 1992, he became President and Chief Operating Officer of Portland General Electric. From 1983 to 1987, he was a member of Portland General Electric's Board of Directors. During 1987 and 1988, Reiten served as Director of the Oregon Economic Development Department under Governor Neil Goldschmidt. He rejoined the PGE Board in 1988.

Reiten also spent more than 20 years in the wood products industry. From 1980 until early 1987, he was President, Chief Executive Officer and Director of Nicolai Company, a Portland- based manufacturer of veneer and residential doors.

Reiten is currently the Chair of the Portland Chamber of Commerce and is Past Chairman of the Association for Portland Progress. He also serves on the Boards of West One Bank of Oregon and Blue Cross and Blue Shield of Oregon.

Northwest Natural Gas Company is the largest natural gas distribution company in Oregon, serving 400,000 customers in northwest Oregon and southwest Washington. The company's service territory includes the Portland-Vancouver metropolitan area, the Willamette Valley, the northern Oregon Coast and the Columbia River Gorge.

                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              NORTHWEST NATURAL GAS COMPANY
                              -----------------------------
                                       Registrant


                                    BRUCE R. DEBOLT
                              By    -------------------------
                                    Bruce R. DeBolt
                                    Senior Vice President and
                                      Chief Financial Officer
Date:  November 6, 1995